Exhibit 24.1

POWER OF ATTORNEY

I appoint Donal L. Mulligan and Richard C. Allendorf, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

*	Sign the registration statement on Form S-8 for the General Mills, Inc. 2016 Compensation Plan for Non-Employee Directors and any amendments (including post-effective amendments) to that registration statement;

*	File the registration statement mentioned above on Form S-8 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Bradbury H. Anderson	/s/ Steve Odland
Bradbury H. Anderson Dated: 6/30/16	Steve Odland Dated: 6/30/16

/s/ R. Kerry Clark	/s/ Kendall J. Powell
R. Kerry Clark Dated: 6/30/16	Kendall J. Powell Dated: 6/30/16

/s/ David M. Cordani	/s/ Robert L. Ryan
David M. Cordani Dated: 6/30/16	Robert L. Ryan Dated: 6/30/16

/s/ Roger W. Ferguson	/s/ Eric D. Sprunk
Roger W. Ferguson Dated: 6/30/16	Eric D. Sprunk Dated: 6/30/16

/s/ Henrietta H. Fore	/s/ Dorothy A. Terrell
Henrietta H. Fore Dated: 6/30/16	Dorothy A. Terrell Dated: 6/30/16

/s/ Maria G. Henry	/s/ Jorge A. Uribe
Maria G. Henry Dated: 6/30/16	Jorge A. Uribe Dated: 6/30/16

/s/ Heidi G. Miller
Heidi G. Miller Dated: 6/30/16